EXHIBIT 99.1
FOR IMMEDIATE RELEASE

Analyst Contact	Media Contact
Warren Edwards	Lesley Pool
Executive Vice President/	Senior Vice President/
Chief Financial Officer	Chief Marketing Officer
Affiliated Computer Services, Inc.	Affiliated Computer Services, Inc.
214-841-8082	214-841-8028
warren.edwards@acs-inc.com	lesley.pool@acs-inc.com
ACS Announces Third Quarter Fiscal Year 2006 Results
DALLAS, TEXAS: April 27, 2006 — Affiliated Computer Services, Inc., (NYSE: ACS), a premier provider of business process outsourcing and information technology solutions, announced third quarter fiscal year 2006 revenues of $1.31 billion, an increase of 24% compared to the third quarter of the prior year. The Company’s internal revenue growth rate was 6% for the quarter. Third quarter fiscal year 2006 reported diluted earnings per share was $0.62, and included certain restructuring charges and other items.
The Company signed $190 million of annual recurring revenue during the quarter. This represents an increase of 52% when compared to the adjusted prior year quarter. Despite continued strong new business signings, the pipeline increased over 10% sequentially and represents a company record.
“We continue to make excellent progress on the initiatives we have set for the company,” said Mark King, ACS’ President and Chief Executive Officer. “Business momentum remains very strong as evidenced by another healthy quarter of new business signings. I am also pleased to report that, even though our year-to-date new business signings have increased 32% over the prior year period, our pipelines have expanded to over $1.5 billion, the highest in our history. Our initiatives to improve overall client satisfaction are paying off as well, with year-to-date renewal rates of approximately 95%. As a result, I am very confident that internal growth will accelerate given the tremendous increase in new business awards over the last several quarters, coupled with our outstanding renewal rate and increasing sales opportunities. The ACS management team will continue to focus on delivering outstanding service to our clients and providing great opportunities for our employees. And, with this focus we expect to deliver long-term value to our shareholders.”
Key highlights from the third quarter of fiscal year 2006 include:
•	Commercial segment revenue grew 47% and accounted for 60% of revenues this quarter. Commercial internal revenue growth was 11%. Government segment revenue accounted for 40% of revenues this quarter. Excluding prior year revenue from the Government Welfare to Workforce Services business (“WWS”), substantially all of which was sold in the second quarter of 2006 (“WWS Divestiture”), Government total revenue increased 10% over the prior year, all of which was acquisition related.

•	Diluted earnings per share was $0.62 for the third quarter of fiscal year 2006. Reported results include $0.11 per diluted share related to results of operations from two underperforming multi-scope HR contracts, $0.03 per diluted share related to restructuring activities and incremental transaction expenses related to the Mellon HR business, $0.03 per diluted share related to debt issue costs from our previous credit facility and legal expenses associated with the activities of our Special Committee of the Board of Directors, a $0.01 per diluted share write-down of accounts receivable retained from the fiscal year 2004 divestiture of a majority of our Federal government business, and a $0.01 residual gain associated with the WWS Divestiture.

•	Annualized recurring new business sold was $190 million during the quarter. Trailing twelve month annual recurring new business increased 28% over the prior trailing twelve month period, excluding new business signings from the WWS Divestiture.

•	Cash flow from operations during the third quarter was approximately $113 million, or 8.6% of revenues, and free cash flow was negative $8 million. Cash flow from operations and free cash flow were both adversely impacted by final settlement payments of $86 million related to the Mellon transition services agreement and Mellon pre-acquisition bonus payments of $26 million. Capital expenditures and additions to intangible assets were approximately $120 million, or 9.2% of revenues.
Key year-to-date highlights for fiscal year 2006 include:
•	Revenues for the nine months ended March 31, 2006 were $3.97 billion, an increase of 30% compared to the first nine months of the prior year, adjusted for the WWS Divestiture. Internal revenue growth for the first nine months of fiscal year 2006 was 7% and the remaining growth was due to acquisitions.

•	Cash flow from operations for the first nine months was $468 million, or 11.8% of revenue, and free cash flow was $150 million, or 3.8% of revenue. Cash flow from operations and free cash flow were adversely impacted by final settlement payments of $86 million related to the Mellon transition services agreement, of which $76 million benefited our fourth quarter fiscal year 2005 results, and Mellon pre-acquisition bonus payments of $26 million. Capital expenditures and additions to intangibles were $318 million, or 8.0% of revenues.

•	Diluted earnings per share related to nine months ended March 31, 2006 was $2.17. Reported results included $0.11 per diluted share results from two underperforming multi-scope HR contracts, $0.09 per diluted share related to restructuring activities and incremental transaction expenses related to the Mellon HR business, $0.05 per diluted share related to debt issue costs of our previous credit facility and legal expenses associated with the activities of our Special Committee of the Board of Directors and other legal expenses, a $0.01 per diluted share write-down of accounts receivable retained from the fiscal year 2004 divestiture of the majority of our Federal government business, a benefit of approximately $0.14 per diluted share for the WWS Divestiture, a $0.03 per diluted share charge for compensation expense related to the departure of the former Chief Executive Officer and a $0.02 per diluted share charge for an assessment of risk related to the bankruptcies of certain airline clients. The adoption of SFAS No. 123(R) impacted diluted earnings per share by $0.13 during the first nine months of fiscal year 2006.

ACS initial guidance for fiscal year 2007, is as follows:
•	Revenue growth — Total revenue growth is expected to be at least 10%, after taking into consideration the WWS Divestiture which occurred in the second quarter of fiscal year 2006.

•	Diluted earnings per share growth is expected to be at least 10%, assuming no further share repurchases.
ACS will discuss these results on a conference call and webcast on www.acs-inc.com at 3:30 p.m. CDT today. During the conference call, management will refer to a presentation provided on the Investor Relations page of ACS’ website which will contain certain non-generally accepted accounting principles (“GAAP”) financial measures, some of which are included herein as well as reconciliations to the most directly comparable GAAP financial measures.
ACS, a FORTUNE 500 company with more than 55,000 people supporting client operations in nearly 100 countries, provides business process outsourcing and information technology solutions to world-class commercial and government clients. The Company’s Class A common stock trades on the New York Stock Exchange under the symbol “ACS.” ACS makes technology work. Visit ACS on the Internet at www.acs-inc.com.
All statements in this news release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth in the Company’s prior filings with the Securities and Exchange Commission, including those set forth under the caption “Risks Related to Our Business” in the most recent quarterly report on Form 10-Q filed on February 9, 2006. In addition, we operate in a highly competitive and rapidly changing environment, and new risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statement.

AFFILIATED COMPUTER SERVICES, INC. AND SUBSIDIARIES
Consolidated Statements of Income
Dollars in thousands, except per share amounts
(Unaudited)

	Three months ended		Proforma three
	March 31,		months ended
	2006 (1)	2005 (4)	March 31, 2005(4,5)
Revenues	$1,314,455	$1,063,299	$1,063,299

Cost of revenues:

Wages and benefits	643,651	452,794	461,794

Services and supplies	272,990	251,825	251,825

Rent, lease and maintenance	156,489	124,047	124,047

Depreciation and amortization	72,891	57,801	57,801

Other expenses	20,303	4,893	4,893

Total cost of revenues	1,166,324	891,360	900,360

Gain on sale of business	(2,717)	—	—

Other operating expenses	12,430	6,127	6,127

Total operating expenses	1,176,037	897,487	906,487

Operating income	138,418	165,812	156,812

Interest expense	14,967	3,688	3,688

Other non-operating (income) expense, net	589	(466)	(466)

Pretax profit	122,862	162,590	153,590

Income tax expense	44,986	47,924	44,683

Net income	$77,876	$114,666	$108,907

Earnings per common share:

Basic	$0.63	$0.90	$0.85

Diluted	$0.62	$0.88	$0.84

Shares used in computing earnings per common share:
Basic	124,347	127,568	127,568
Diluted	126,319	130,229	129,479

AFFILIATED COMPUTER SERVICES, INC. AND SUBSIDIARIES
Consolidated Statements of Income
Dollars in thousands, except per share amounts
(Unaudited)

	Nine months ended		Proforma
	March 31,		Nine months ended
	2006 (1.2.3)	2005 (4)	March 31, 2005(4,5)
Revenues	$3,972,959	$3,136,767	$3,136,767

Cost of revenues:

Wages and benefits	1,904,659	1,320,612	1,347,263

Services and supplies	869,651	777,893	777,893

Rent, lease and maintenance	475,202	364,164	364,164

Depreciation and amortization	211,415	167,706	167,706

Other expenses	32,061	13,038	13,038

Total cost of revenues	3,492,988	2,643,413	2,670,064

Gain on sale of business	(32,482)	—	—

Other operating expenses	43,278	17,577	17,577

Total operating expenses	3,503,784	2,660,990	2,687,641

Operating income	469,175	475,777	449,126

Interest expense	40,428	10,512	10,512

Other non-operating (income) expense, net	(5,786)	(1,808)	(1,808)

Pretax profit	434,533	467,073	440,422

Income tax expense	159,337	162,105	152,528

Net income	$275,196	$304,968	$287,894

Earnings per common share:

Basic	$2.20	$2.38	$2.25

Diluted	$2.17	$2.33	$2.21

Shares used in computing earnings per common share:

Basic	124,879	128,048	128,048

Diluted	126,806	131,081	130,403

AFFILIATED COMPUTER SERVICES, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)

(1)	During the third quarter of fiscal year 2006, the Company recorded the following:
•	Total activity during the quarter related to two underperforming multi-scope HR contracts included revenue of $11.9 million and a net pretax loss of $22.1 million ($14.0 million after tax), or $0.11 per diluted share.

•	Restructuring charges and related asset impairments of $4.3 million ($2.7 million after tax), or $0.02 per diluted share.

•	Incremental transaction expenses related to the Mellon HR business of $2.9 million ($1.8 million after tax), or $0.01 per diluted share.

•	Charges for debt issue costs related to our previous credit facility of $4.1 million ($2.6 million after tax), or $0.02 per diluted share.

•	Legal fees of $1.3 million ($0.8 million after tax), or $0.01 per diluted share, related to activities of the Special Committee of the Board of Directors.

•	A retained Federal accounts receivable write-down of $2.4 million ($1.5 million after tax), or $0.01 per diluted share.

•	A residual WWS Divestiture gain of $2.8 million ($1.7 million after tax), or $0.01 per diluted share.
(2)	During the second quarter of fiscal year 2006, the Company recorded the following:
•	A net benefit before tax of $26.5 million ($15.8 million after tax), or $0.12 per diluted share, for the gain and charges related to the WWS Divestiture.

•	Restructuring charges and related asset impairments totaling $10.4 million ($6.6 million after tax), or $0.05 per diluted share.

•	Charges for legal settlements and related legal fees, and for legal fees associated with the unsolicited offer regarding a potential sale of the Company and the possible recapitalization of the Class B shares totaling $5.9 million ($3.7 million after tax), $0.03 per diluted share.
(3)	During the first quarter of fiscal year 2006, the Company recorded the following:
•	A $5.4 million charge ($3.4 million after tax), or $0.03 per diluted share, for the departure of the former Chief Executive Officer.

•	A $3.0 million charge ($1.9 million after tax), or $0.02 per diluted share, for the assessment of risk related to the bankruptcies of certain airline clients.
(4)	During the third quarter of fiscal year 2005, the Company recognized an income tax benefit related to the 2004 divestiture of the majority of our federal business, resulting in a benefit to net income of approximately $9.4 million, or $0.07 per diluted share.

AFFILIATED COMPUTER SERVICES, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)

(5)	The prior year proforma results reflect the impact of Statement of Financial Accounting Standards No. 123(R), which requires companies to measure all employee stock-based compensation awards using a fair value method and recognize compensation costs in its financial statements. The Company adopted SFAS 123(R) on a prospective basis on July 1, 2005 and, as a result, we have presented proforma results of operations for the prior year periods for comparative purposes. ($ in thousands)

		Pro Forma			Pro Forma
		Stock			Stock
		Compensation			Compensation
	As Reported	Expense	Pro Forma	As Reported	Expense	Pro Forma
Revenues	$1,063,299	$—	$1,063,299	$3,136,767	$—	$3,136,767
Cost of revenues:
Wages and benefits	452,794	9,000	461,794	1,320,612	26,651	1,347,263
Services and supplies	251,825	—	251,825	777,893	—	777,893
Rent, lease and maintenance	124,047	—	124,047	364,164	—	364,164
Depreciation and amortization	57,801	—	57,801	167,706	—	167,706
Other expenses	4,893	—	4,893	13,038	—	13,038

Total costs of revenues	891,360	9,000	900,360	2,643,413	26,651	2,670,064
Other operating expenses	6,127	—	6,127	17,577	—	17,577

Total operating expenses	897,487	9,000	906,487	2,660,990	26,651	2,687,641

Operating income	165,812	(9,000)	156,812	475,777	(26,651)	449,126

Interest expense	3,688	—	3,688	10,512	—	10,512
Other non-operating (income) expense, net	(466)	—	(466)	(1,808)	—	(1,808)

Pretax profit	162,590	(9,000)	153,590	467,073	(26,651)	440,422

Income tax expense	47,924	(3,241)	44,683	162,105	(9,577)	152,528

Net income	$114,666	$(5,759)	$108,907	$304,968	$(17,074)	$287,894

AFFILIATED COMPUTER SERVICES, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
Dollars in Thousands

	March 31,	June 30,
	2006	2005
	(Unaudited)	(Audited)
ASSETS:
Cash and cash equivalents	$174,877	$62,685
Accounts receivable, net	1,167,374	1,061,590
Other current assets	180,914	119,822

Total current assets	1,523,165	1,244,097

Property, equipment and software, net	818,247	677,241
Goodwill, net	2,395,320	2,334,655
Other intangible assets, net	465,757	466,312
Other long-term assets	185,254	128,533

TOTAL ASSETS	$5,387,743	$4,850,838

LIABILITIES:
Accounts payable	$102,969	$62,788
Accrued compensation	158,390	175,782
Other accrued liabilities	445,449	471,577
Income taxes payable	5,267	2,310
Deferred taxes	25,552	34,996
Current portion of long-term debt	22,285	6,192
Current portion of unearned revenue	106,697	84,469

Total current liabilities	866,609	838,114

Long-term debt	1,365,308	750,355
Long-term deferred taxes	299,800	240,210
Other long-term liabilities	203,700	183,731

TOTAL LIABILITIES	2,735,417	2,012,410

TOTAL STOCKHOLDERS’ EQUITY	2,652,326	2,838,428

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$5,387,743	$4,850,838

Frequently Used Terms
New business signings — While there are no third party standards or requirements governing the calculation of new business signings, new business signings are defined as recurring revenue from new contracts, including the incremental portion of renewals, signed during the period and represent the estimated first twelve months of revenue to be recorded under that contract after full implementation. We use new business signings as a measure of estimated recurring revenues represented by contractual commitments, both to forecast prospective revenues and to estimate capital commitments. Revenues are measured under GAAP.
Trailing twelve month new business — is the preceding twelve months of new business signings at a point in time expressed in annual revenue, not total contract value.
Supplemental Information
We have provided the impact on pre-tax profit, net income and diluted earnings per share of certain transactions and events included in our reported results of operations, which management believes enhances the understanding of our financial results and the impact of those events and transactions on our results. Management believes this information provides additional information related to factors impacting our reported financial performance which may be useful to investors. The amount of the transaction or event is presented on a basis determined in accordance with generally accepted accounting principles as reflected in our reported consolidated results of operations. All per share measures are calculated on the same diluted per share basis as our reported diluted earnings per share. The per share impacts are not intended to reflect a per share amount that accrues directly to an investor’s benefit as a result of the particular transaction or event.
Use of Non-GAAP Financial Information
The Company reports its financial results in accordance with generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP financial measures and ratios, used in managing the Company’s business, may provide users of this financial information with additional meaningful comparisons between current results and prior reported results. Certain of the information set forth herein and certain of the information presented by the Company from time to time including free cash flow and internal revenue growth may constitute non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission. We have presented herein and we will present in other information we publish that contains any of these non-GAAP financial measures a reconciliation of these measures to the most directly comparable GAAP financial measure. The presentation of this additional information is not meant to be considered in isolation or as a substitute for comparable amounts determined in accordance with GAAP in the United States.
Internal Revenue Growth
Internal revenue growth is measured as total revenue growth less acquired revenue from acquisitions and revenues from divested operations. At the date of acquisition, we identify the trailing twelve months of revenue of the acquired company as the “pre-acquisition revenue of acquired companies.” Pre-acquisition revenue of the acquired companies is considered “acquired revenues” in our calculation, and revenues from the acquired company, either above or below that amount are components of “internal growth” in our calculation. We use the calculation of internal revenue growth to measure revenue growth excluding the impact of acquired revenues and the revenue associated with divested operations and we believe these adjustments to historical reported results are necessary to accurately reflect our internal revenue growth. Revenues from divested operations are excluded from the internal revenue growth calculation in the periods following the effective date of the divestiture. Our measure of internal revenue growth may not be comparable to similarly titled measures of other companies. (unaudited, $ in millions)

	Three months ended March 31,(a)
	2006	2005	Growth %
Consolidated
Total Revenues	$1,314	$1,063	24%
Less: Divested	(3)	(51)

Adjusted	$1,312	$1,012	30%

Acquired Revenues*	$257	$17	24%
Internal Revenues	1,055	995	6%

Total	$1,312	$1,012	30%

Commercial
Total Revenues	$790	$538	47%
Less: Divested	—	—

Adjusted	$790	$538	47%

Acquired Revenues*	$211	$17	36%
Internal Revenues	579	521	11%

Total	$790	$538	47%

Government
Total Revenues	$524	$525	0%
Less: Divested	(3)	(51)

Adjusted	$521	$474	10%

Acquired Revenues*	$46	$—	10%
Internal Revenues	475	474	0%

Total	$521	$474	10%

*	Acquired revenues are based on pre-acquisition normalized revenues of acquired companies.

(a)	Based on actual amounts, not rounded.

	Nine months ended March 31,(a)
	2006	2005	Growth %
Consolidated
Total Revenues	$3,973	$3,137	27%
Less: Divested	(104)	(165)

Adjusted	$3,869	$2,972	30%

Acquired Revenues*	$711	$22	23%
Internal Revenues	3,158	2,950	7%

Total	$3,869	$2,972	30%

Commercial
Total Revenues	$2,341	$1,518	54%
Less: Divested	—	—

Adjusted	$2,341	$1,518	54%

Acquired Revenues*	$645	$22	41%
Internal Revenues	1,696	1,496	13%

Total	$2,341	$1,518	54%

Government
Total Revenues	$1,632	$1,619	1%
Less: Divested	(104)	(165)

Adjusted	$1,528	$1,454	5%

Acquired Revenues*	$66	$—	4%
Internal Revenues	1,462	1,454	1%

Total	$1,528	$1,454	5%

*	Acquired revenues are based on pre-acquisition normalized revenues of acquired companies.

(a)	Based on actual amounts, not rounded.

Free Cash Flow
Free cash flow — is measured as operating cash flow (net cash provided by operating activities, as reported in our consolidated statements of cash flows) less capital expenditures (purchases of property, equipment and software, net of sales, as reported in our consolidated statements of cash flows) less additions to other intangible assets (as reported in our consolidated statements of cash flows). We believe this free cash flow metric provides an additional measure of available cash flow after we have satisfied the capital expenditure requirements of our operations, and should not be taken in isolation to be a measure of cash flow available for us to satisfy all our obligations and execute our business strategies. We also rely on cash flows from investing and financing activities which, together with free cash flow, are expected to be sufficient for us to execute our business strategies. Our measure of free cash flow may not be comparable to similarly titled measures of other companies. (unaudited, $ in millions)

	Three months ended		Nine months ended
	March 31,		March 31,
	2006	2005	2006	2005
Free Cash Flow
Net cash provided by operating activities	$113	$173	$468	$472
Less:
Purchases of property, equipment and software, net of sales	(105)	(64)	(290)	(170)
Additions to other intangible assets	(15)	(5)	(28)	(29)

Free Cash Flow	$(8)	$105	$150	$272

*	Based on actual amounts, not rounded.
—end—